UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2014

Popeyes Louisiana Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58–2016606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 459–4450

AFC Enterprises, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective January 17, 2014, AFC Enterprises, Inc. (the “Company”) changed its legal corporate name to “Popeyes Louisiana Kitchen, Inc.” The Company effectuated the name change through an amendment to the Company’s Articles of Incorporation (the “Articles”). The Company also amended its bylaws (the “Bylaws”) to reflect the new name. The amendments to the Articles and the Bylaws were each effective January 17, 2014.

A copy of the Articles of Amendment of the Articles effecting the name change, as filed with the Secretary of State of the State of Minnesota, is attached as Exhibit 3.1 hereto. A copy of the amendment to the Bylaws is attached as Exhibit 3.2 hereto. On January 21, 2014, the Company issued a press release announcing the name change, which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of Articles of Incorporation of AFC Enterprises, Inc.

3.2	Amendment No. 2 to the Second Amended and Restated Bylaws of AFC Enterprises, Inc.

99.1	Press Release dated January 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popeyes Louisiana Kitchen, Inc.

January 21, 2014	By:	/s/ Harold M. Cohen
Harold M. Cohen Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment of Articles of Incorporation of AFC Enterprises, Inc.

3.2	Amendment No. 2 to the Second Amended and Restated Bylaws of AFC Enterprises, Inc.

99.1	Press Release dated January 21, 2014